UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
April 26, 2024
(Date of earliest event reported)

APPLIED DIGITAL CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	001-31968	95-4863690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3811 Turtle Creek Blvd.,	Suite 2100,	Dallas,	TX	75219
(Address of principal executive offices)				(Zip Code)
214-427-1704
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
o    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
o    Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. o
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	APLD	Nasdaq Global Select Market

Item 1.01 Entry into a Material Definitive Agreement.
On April 26, 2024, Applied Digital Corporation (the “Company”) entered into Amendment No. 2 (the “AI Amendment”) to that certain Unsecured Promissory Note made by the Corporation on January 30, 2024 and amended on March 27, 2024 (as amended by the AI Amendment, the “AI Note”) in favor of AI Bridge Funding LLC (the “Holder”). Pursuant to the AI Amendment, (i) the Company may use shares of its common stock, par value $0.001 per share (the “Common Stock”), to repay the AI Note, subject to certain limitations, (ii) certain deadlines for specified notices are changed from one Trading Day (as defined in the AI Note) to two Trading Days, (iii) the amount the Lender would receive under the AI Note in the aggregate is reduced from 1.30x to 1.25x the aggregate principal amount funded as loans by the Lender to the Company in accordance with the terms and provisions of the AI Note and (iv) the Company issued warrants to purchase up to 3,000,000 shares of Common Stock subject to certain adjustments (the “Warrants”).
Any shares of Common Stock issued to repay the AI Note will be issued pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-272023), filed with the Securities and Exchange Commission (the “SEC”) on May 17, 2023, and declared effective by the SEC on June 5, 2023. The Company has filed or will file a prospectus supplement with the SEC in connection with the offer and sale of the shares of Common Stock pursuant to the AI Amendment.
The Warrants are exercisable upon payment of the applicable exercise price in cash or through cashless exercise for a period of five years. 1,500,000 Warrants have an exercise price of $10.00 per share of Common Stock and 1,500,000 Warrants have an exercise price of $7.50 per share of Common Stock.
The aggregate number of shares of Common Stock issuable pursuant to the AI Note shall not exceed 24,532,449 shares of Common Stock without approval of the Company’s stockholders.
The foregoing description of the AI Amendment and the Warrants are not complete and are qualified in their entirety by reference to the full text of such Amendment and the Form of Warrants, which are filed herewith as Exhibit 10.1 and 4.1, respectively, to this Current Report on Form 8-K and incorporated herein by reference.
A copy of the legal opinion and consent of Snell & Wilmer L.L.P. relating to the shares of Common Stock being offered through the prospectus supplement is attached hereto as Exhibit 5.1.
This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any shares under the Sales Agreement, nor shall there be any sale of such shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction
Item 3.02 Unregistered Sales of Equity Securities.
The information set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference in its entirety. The Warrants were, and the shares of Common Stock issuable upon the exercise of the Warrants will be, offered and sold pursuant to Section 4(a)(2) of the Act and Rule 506(b) of Regulation D promulgated thereunder.
Item 9.01. Financial Statements and Exhibits
EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Warrant.
5.1	Opinion of Snell & Wilmer L.L.P.
10.1	Amendment No. 2 to Unsecured Promissory Note, dated April 26, 2024, by and between Applied Digital Corporation and AI Bridge Funding LLC.
23.1	Consent of Snell & Wilmer L.L.P. (included in Exhibit 5.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:	April 30, 2024	By:	/s/ David Rench
		Name:	David Rench
		Title:	Chief Financial Officer